EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121076, No. 333-119700 and No. 333-107304) and on Form S-8 (No. 333-116093, No. 333-173175, No. 333-182934, No. 333-201332, No. 333-231651 and 333-248503) of Travelzoo of our report dated March 30, 2022, relating to the consolidated financial statements of Travelzoo, appearing in this Annual Report on Form 10-K of Travelzoo for the year ended December 31, 2021.

/s/ RSM US LLP

San Jose, California
March 30, 2022